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                                                                   EXHIBIT 21.1


                              LIST OF SUBSIDIARIES


                                                            Jurisdiction      Percentage
Name                                                      of Incorporation    Ownership
----                                                      ----------------    ----------
Summit Family Restaurants Inc.                                Delaware          100%
HTB Restaurants, Inc.                                         Delaware          100%(1)
Northstar Buffet, Inc.                                        Delaware          100%
Star Buffet Management, Inc.                                  Delaware          100%

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(1) Owned by Summit Family Restaurants, Inc.